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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
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The Board of Directors and Stockholders
TCI Satellite Entertainment, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-18165 and 333-18167) on Form S-8 of TCI Satellite Entertainment, Inc. (as defined in note 1 to the financial statements) of our reports dated March 25, 1997, relating to the consolidated balance sheets of TCI Satellite Entertainment, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 annual report on Form 10-K of TCI Satellite Entertainment, Inc.


                                                       KPMG Peat Marwick LLP


Denver, Colorado
March 25, 1997